Exhibit 99.1

Parker Drilling Company Receives Continued Listing Standard Notice from NYSE
HOUSTON, March 15, 2018 /PRNewswire/ -- Parker Drilling Company (NYSE: PKD) today announced that on March 14, 2018, Parker Drilling was notified by the New York Stock Exchange of its noncompliance with continued listing standards because the average closing price of its common stock over a prior 30 consecutive trading day period had fallen below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE.
As required by the NYSE, the Company has notified the NYSE of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards. In general, a listed company has a period of six months following the receipt of the notice to regain compliance. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Company's common stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. During this period, subject to Parker Drilling's compliance with other NYSE continued listing requirements, Parker Drilling's common stock will continue to be listed and traded on the NYSE under the symbol "PKD" but will have an added designation of ".BC" to indicate the status of the common stock as below compliance. This indicator will be removed once Parker Drilling is deemed compliant with the NYSE's listing standards.
The NYSE notification does not affect Parker Drilling's business operations or its Securities and Exchange Commission reporting requirements and does not result in a default under any of the Company's material debt agreements.
Cautionary Statement
This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about our ability to meet the continued listing standards of the NYSE and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Company Description

Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets.  More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact: Jason Geach, Vice President, Investor Relations & Corporate Development, (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

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